SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 15, 2004

INTERSTATE GENERAL COMPANY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-9393 (Commission File Number)	52-1488756 (I.R.S. Employer Identification No.)

2 West Washington Street

P.O. Box 1280

Middleburg, VA 20118
(Address of principal executive offices)(Zip Code)

(540) 687-3177

(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events.

Not applicable.

Item 6. Resignations of Registrant's Directors.

Resignation of James R. Treptow, effective December 31, 2003.

Item 7. Financial Statements and Exhibits.

Exhibits
99	Press Release dated January 15, 2004
17	Letter of Resignation dated January 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Dated: January 15, 2004	By: /s/ James J. Wilson
James J. Wilson, Chairman and Chief Executive Officer

Dated: January 15, 2004	By: /s/ Mark Augenblick
Mark Augenblick, President and Chief Operating Officer

Dated: January 15, 2004	By: /s/ Sheri Raleigh
Assistant Vice President and Controller